SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2004

SURETY CAPITAL CORPORATION
____________________________________________________________
(Exact name of registrant as specified in its charter)

DELAWARE
______________________________________________________
(State or other jurisdiction of incorporation)

001-12818	72-2065607
______________________	____________________________
(Commission File Number)	(IRS Employer Identification No.)

1501 Summit Avenue
Fort Worth, Texas 76102

_____________________________________________________
(Address of principal executive offices) (Zip code)

(Registrant's telephone number, including area code): (817) 335-5955

N/A
__________________________________________________
(Former name or former address, if changed since last report)

ITEM 4. Changes in Registrant’s Certifying Accountant

Surety Bank, N.A. (the “Bank”) is a wholly-owned subsidiary of Surety Capital Corporation (the “Registrant”), together, with the Bank, referred to as the “Company”. On August 11, 2004, the Company dismissed the firm of Weaver and Tidwell, L.L.P. and engaged the firm of Payne, Falkner, Smith & Jones, P.C. as the principal accountant for the Company. The engagement of Payne, Falkner, Smith & Jones, P.C. was approved by the Registrant’s Audit Committee because of the firm’s particular expertise in the area of banking.

The Company has authorized Weaver and Tidwell, L.L.P. to respond fully to the inquiries of Payne, Falkner, Smith & Jones, P.C. concerning the subject matter discussed in this current report or otherwise related to their services as the former principal accountant of the Company. The Company previously consulted Payne Falkner Smith & Jones, P.C. in April 2004 regarding the application of accounting principles in regard to the sale of certain branches of the Bank. This previous consultation with Payne Falkner Smith & Jones, P.C. did not involve any matter that was the subject of a disagreement or event under paragraph (a)(1)(iv) of Item 304 of Regulation S-B.

In connection with the audits of the Company’s financial statements for the previous fiscal years ended December 31, 2003 and 2002, as well as the review of the Company’s unaudited financial statements during the subsequent interim period from January 1, 2004 through March 31, 2004, there were no disagreements with Weaver and Tidwell, L.L.P. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, including disagreements which if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The Independent Auditor’s Report of Weaver and Tidwell, L.L.P. on the Company’s financial statements as of and for the years ended December 31, 2003 and 2002 was modified due to the uncertainty of the Company to continue as a going concern. This uncertainty was derived from the Company’s significant operating losses for 2003 and 2002 and that it is operating under a Formal Agreement with the Office of the Comptroller of the Currency and a Memorandum of Understanding with the Federal Reserve Board. Weaver and Tidwell, L.L.P.’s report indicated that the Company’s financial statements for the years ended December 31, 2003 and 2002 do not include any adjustments that might result from the outcome of this uncertainty.

Weaver and Tidwell, L.L.P. reported in its letter dated April 20, 2004 to the Registrant’s Audit Committee and management that the following material weaknesses existed in the internal controls necessary for the Company to develop reliable financial statements:

1) At December 31, 2003, the balance of the outstanding Insurance Premium Financing (“IPF”) loan trial balance was not being reconciled to the amount included on the general ledger and a difference of $398,000 was noted. Weaver and Tidwell, L.L.P. recommended that since the IPF activity was significant for the Company, reconciliations between the IPF trial balance and the general ledger should be prepared on a monthly basis, at a minimum, and any differences researched and corrected in a timely manner.
2) Entries for activity on Surety Capital Corporation’s separate general ledger, although few in number, were neither timely nor complete. Weaver and Tidwell, L.L.P. recommended that entries be made for Surety Capital Corporation monthly to reflect its assets, liabilities, and expenses and to provide support for the balances in the consolidated financial statements.
3) The activity in employee accounts was not being reviewed by anyone at the Bank. Weaver and Tidwell, L.L.P. recommended that a sample of the employee accounts be reviewed each month to determine if there is any unusual activity that should be investigated.

The Company has subsequently engaged an individual on a contract basis to supervise its accounting department. As a result of this engagement, the IPF trial balance is now reconciled to the general ledger on a daily basis and the Registrant’s financial statements are complete and up to date. Additionally, management of the Company has implemented procedures in May 2004 to begin reviewing a sample of employee accounts on a monthly basis.

The Company has provided Weaver and Tidwell, L.L.P. with a copy of this disclosure no later than the day on which it is filed with the Securities and Exchange Commission (the “Commission”). Further, Payne Falkner Smith & Jones, P.C. has reviewed this Current Report on Form 8-K prior to its being filed with the Commission and such firm is in concurrence with the disclosures herein made.

ITEM 7. Exhibits

Exhibit Number	Description
16.1	Letter on Change in Accountants

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SURETY CAPITAL CORPORATION

Dated: August 16, 2004	By: /s/Richard N. Abrams_____________________
Richard N. Abrams
Chairman

Exhibit 16.1

Weaver and Tidwell, L.L.P.

August 16, 2004

Securities & Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of the Form 8-K dated August 16, 2004, of Surety Capital Corporation and are in agreement with the statements contained therein except for the last sentence of paragraph one and the last two sentences of paragraph five for which we have no basis to agree or disagree.
Sincerely,

/s/ Weaver and Tidwell, L.L.P.

Weaver and Tidwell, L.L.P.

RAJ/ph